UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2011

EDEN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-31503
(Commission File Number)

98-0199981
(IRS Employer Identification No.)

Suite 1660 – 1055 West Hastings Street, Vancouver, British Columbia V6E 2E9
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.568.4700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 7.01	Regulation FD Disclosure

In accordance with board approval, we filed a Certificate of Change with the Nevada Secretary of State on to give effect to a reverse split of our authorized and issued and outstanding shares of common stock on a five (5) old for one (1) new basis, such, such that our authorized capital will be decreased from 200,000,000 shares of common stock with a par value of $0.001 to 40,000,000 shares of common stock with a par value of $0.001 and, correspondingly, our issued and outstanding shares of common stock will be decreased from 9,893,563 shares of common stock to 1,978,713 shares of common stock. Our preferred stock will remain unchanged.

On March 8, 2011, we received confirmation that the reverse split will become effective with the Over-the-Counter Bulletin Board at the opening of trading on March 11, 2011 under the symbol "EDNED". The "D" will be placed on our ticker symbol for 20 business days. After 20 business days, our symbol will revert back to the original symbol "EDNE". Our new CUSIP number is 27944M 301.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Change filed with the Nevada Secretary of State on February 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Donald Sharpe
Donald Sharpe
President and Director

Date: March 8, 2011